SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of Earliest Event Reported) – February 5, 2009

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THE ULTIMATE SOFTWARE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	000-24347 (Commission File Number)	65-0694077 (IRS Employer Identification No.)
2000 Ultimate Way, Weston, Florida___ (Address of principal executive offices)		33326 (Zip Code)

                       (954) 331-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c ) under the Exchange Act (17 CFR 240.13e-4(c ))

Item 2.02.  Results of Operations and Financial Condition

The Registrant hereby furnishes the information set forth in the press release issued on February 5, 2009, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information furnished pursuant to this Current Report on Form 8-K (including the exhibit hereto) shall not be considered “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into future filings by the Company under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2009, the Compensation Committee of the Company’s Board of Directors, acting pursuant to the Company’s Amended and Restated 2005 Equity and Incentive Plan, approved the grant of certain contingent cash performance awards (the “Awards”) to senior management of the Company, including the named executive officers.  The Awards are contingent upon the Company’s financial performance in 2009, measured by its operating income adjusted to add back the charges for any such Awards as well as for non-cash stock based compensation expense and non-cash amortization of acquired intangible assets.  The maximum aggregate amount of the Awards is $1.5 million and, if earned, the Awards would be payable in 2010.  The allocation of the contingent Awards among the named executive officers is as follows:

Scott Scherr, Chairman, President and Chief Executive Officer                                            20%

Marc D. Scherr, Vice Chairman and Chief Operating Officer                                                 15%

Mitchell K. Dauerman, Executive Vice President, Chief Financial Officer and Treasurer          10%

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

Number	Description

99.1	Press Release, dated February 5, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

THE ULTIMATE SOFTWARE GROUP, INC.

By: /s/ Mitchell K. Dauerman
Mitchell K. Dauerman
Executive Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

Dated: February 9, 2009